UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

Commission File Number 1-31300

EXPRESSJET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

713-324-2639
(Registrant's telephone number, including area code)

Item	5.	Other Events

On September 12, 2003, ExpressJet Holdings, Inc. (“ExpressJet”) provided revised outstanding share numbers based on recently disclosed share repurchases.  Assuming no other share repurchases, the basic weighted shares outstanding will be 58,069,191 for the third quarter 2003, 54,164,875 for the fourth quarter 2003 and 60,026,121 for the full year 2003.  As of today, ExpressJet’s basic share count is 54,164,875.  The Company has no current obligations to enter into any additional share repurchases.

Please note the foregoing contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  The Company relies on this safe harbor in making such disclosures.  These statements reflect expectations and assumptions about future events and are subject to uncertainties and other factors.  Additional information concerning risk factors that could affect our actual results are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2002.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: September 12, 2003	/s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer